UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2018

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the 2016 Omnibus Incentive Compensation Plan of WGL Holdings, Inc. (“WGL Holdings”), the intermediate parent company of Washington Gas Light Company (the “Company”), WGL Holdings may grant various equity awards to executive officers of the Company. The forms of award agreements applicable to the Company’s executive officers to be used for equity awards covering the October 1, 2018 through September 30, 2021 performance period are attached as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2018, the Board of Directors of the Company determined to change the Company’s fiscal year end from September 30 to December 31, commencing December 31, 2018. The Company intends to file a transition report on Form 10-K with the Securities and Exchange Commission covering the transition period from October 1, 2018 to December 31, 2018.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Form of Return on Equity Performance Unit Award Agreement (FY 2019 Series).

10.2	Form of Return on Equity Performance Unit Award Agreement (FY 2019-A Series).

10.3	Form of Adjusted Funds from Operations Performance Units Award Agreement (FY 2019 Series).

10.4	Form of Adjusted Funds from Operations Performance Units Award Agreement (FY 2019-A Series).

10.5	Form of Restricted Units Award Agreement (FY 2019 Series).

10.6	Form of Restricted Units Award Agreement (FY 2019-A Series).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)
Date: December 28, 2018	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer